Exhibit 99.2

Bowman Announces Pricing of Public Offering of Common Stock

Reston, VA, March 26, 2024 – Bowman Consulting Group Ltd. (the “Company” or “Bowman”) (NASDAQ: BWMN), a national engineering and infrastructure services firm supporting owners and developers of the built environment, announced today the pricing of its previously announced underwritten public offering at a public offering price of $34.00 per share. A total of 1,323,530 shares of common stock are being sold by Bowman and 147,058 shares of common stock are being sold by the selling stockholders, Gary Bowman, the Company’s President, Chief Executive Officer and Chair of the board of directors (the “Board”) and Michael Bruen, the Company’s Executive Vice President and Chief Operating Officer and a director of the Board. Gross proceeds to Bowman from the offering are expected to be approximately $45.0 million, before deducting underwriting discounts and commissions and estimated offering expenses. Bowman and the selling stockholders have granted the underwriters an option to purchase up to an additional 220,588 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on April 1, 2024, subject to customary closing conditions.

Bowman currently intends to use the net proceeds from the sale of its shares in the offering for general corporate purposes, including organic expansion, the funding of potential acquisitions and the potential repayment of borrowings outstanding under its revolving credit facility. Bowman will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

BofA Securities and Baird are acting as joint lead book-running managers for the offering, and Roth Capital Partners is also acting as a joint book-running manager. D.A. Davidson & Co. is acting as lead co-manager for the offering, and Craig-Hallum is acting as a co-manager.

A shelf registration statement relating to the shares being sold in the offering was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on December 8, 2023. The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC and a final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus, when available, may be obtained from BofA Securities, Inc., Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255 or by email at dg.prospectus_requests@bofa.com or Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, by telephone at (800) 792-2473, or by email at syndicate@rwbaird.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Bowman Consulting Group Ltd.

Headquartered in Reston, Virginia, Bowman is a national engineering services firm delivering infrastructure solutions to customers who own, develop, and maintain the built environment. With over 2,000 employees and more than 90 offices throughout the United States, Bowman provides a variety of planning, engineering, geospatial, construction management, commissioning, environmental consulting, land procurement and other technical services to customers operating in a diverse set of regulated end markets. Bowman trades on the Nasdaq under the symbol BWMN.

Investor Relations Contacts:

Bruce Labovitz

ir@bowman.com

(703) 464-1029

Betsy Patterson

ir@bowman.com

(310) 622-8227

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include risks and uncertainties related to the satisfaction of customary closing conditions related to the public offering, the terms of the offering, and the Company’s anticipated use of the net proceeds from the offering. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, without limitation, risks and uncertainties related to market conditions, the risk that the public offering will not be consummated on the terms or in the amounts contemplated or otherwise, and the satisfaction of customary closing conditions related to the proposed public offering, as well as those risks described under “Risk Factors” in the preliminary prospectus related to the proposed offering and in Bowman’s annual report on Form 10-K for the year ended December 31, 2023, as well as the Company’s other subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by law, Bowman specifically disclaims any obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations.